SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28, 2003

INGLES MARKETS, INCORPORATED
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-14706	56-0846267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 6676
Asheville, North Carolina 28816
(Address of Principal
Executive Offices)

(828) 669-2941
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1-PRESS RELEASE

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated April 28, 2003.

Item 9. Regulation FD Disclosure – Information Furnished Under Item 12

     On April 28, 2003, Ingles Markets, Incorporated issued a press release announcing its results of operations for its second quarter and six months ended March 29, 2003. A copy of the press release is filed with this report as Exhibit 99.1 and is hereby incorporated by reference. The information contained in this Item 9 is being furnished under Item 12 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date: April 30, 2003	By:	/s/ Brenda S. Tudor Brenda S. Tudor Vice President-Finance and Chief Financial Officer